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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       November 22, 2004
                                                --------------------------------



                                   ONEIDA LTD.
             (Exact name of Registrant as specified in its charter)



            NEW YORK                    1-5452                15-0405700
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  (State or other jurisdiction       (Commission           (I.R.S. Employer
        of incorporation)            File Number)       Identification Number)


163-181 KENWOOD AVENUE, ONEIDA, NEW YORK                         13421
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code   (315) 361-3000
                                                  ------------------------------

Former name or former address, if changed since last report        N/A
                                                           ---------------------





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ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

               (c.) Effective November 22, 2004 Oneida Ltd. (the "Company") appointed Andrew G. Church as its Chief Financial Officer.

                      Mr. Church, age 46, was Interim Vice President, Finance of Saleslink Corporation, a wholly-owned subsidiary of CMGI, Inc., during 2003; Senior Vice President of Quebecor World, Inc. during 2002; Executive Vice President and Chief Financial Officer of Nurun, Inc. from 2000 through 2002; and Vice President, Planning and Business Development of Quebecor Printing (USA) Corp. from 1997-2000; and Director of Financial Planning & Analysis of Quebecor Printing, Inc. during 1996. Prior to 1996 Mr. Church held various financial management positions with Millipore Corporation and was a member of the accounting firm of Ernst & Young, LLP. Mr. Church received a B.S. from Lehigh University and an M.B.A. from Cornell University.

                      No family relationship exist among Mr. Church and any of the Company's directors or other executive officer, nor does Mr. Church have any relationships or transactions, other than his employment, with the Company or any of its subsidiaries. Other than the Employment Agreement between Mr. Church and the Company dated November 12, 2004 (the "Employment Agreement"), there is no arrangement or understanding pursuant to which Mr. Church was selected as an officer of the Company. A copy of the Employment Agreement, which contains all material terms of Mr. Church's employment by the Company, is attached hereto as
                      Exhibit 10.1.

ITEM 9.01.     FINANCIAL STATEMENTS & EXHIBITS.

               (c.)   Exhibits

                      EXHIBIT 10.1  Employment Agreement dated November 12, 2004



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ONEIDA LTD.

                                      By: /s/ PETER J. KALLET
                                          -------------------
                                              Peter J. Kallet
                                              Chairman of the Board, President &
                                              Chief Executive Officer

Dated: November 24, 2004